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                                                                   EXHIBIT 10.25



                      FIRST AMENDMENT TO LEASE AGREEMENT


        THIS FIRST AMENDMENT TO LEASE AGREEMENT (the "First Amendment") is made and entered into as of this 8th day of March, 2001, by and between ProLogis Limited Partnership I, a Delaware Limited Partnership ("Landlord") and At Road, Inc. a Delaware corporation ("Tenant").

        Landlord and Tenant entered into that certain Lease Agreement dated August 3, 2000 (the "Lease") with respect to certain premises containing approximately 24,000 rentable square feet, as determined by Landlord, of the Building commonly known as 47370 Fremont Boulevard, Fremont, California (the "Existing Premises"). Landlord and Tenant now desire to amend the Lease to add an additional 6,000 rentable square feet of the Building (the "Expansion Premises"), on the terms and conditions described below.

Landlord and Tenant therefore do agree that the following modifications will be made to the Lease:

       1.  Premises: Effective as of the Delivery Date (as defined below), all
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           references to the Premises in the Lease and this First Amendment shall be deemed to include both the Existing Premises and the Expansion Premises.

       2.  Delivery Date: Landlord shall tender to Tenant exclusive possession
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           of the Expansion Premises, with all of the Improvements fully completed as described in Paragraph 6 below. The date on which said possession is tendered shall be referred to herein as the "Delivery Date".

       3.  Lease Term and Option to Renew: As set forth in the Lease, the Term
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           of the Premises shall terminate on December 31, 2005. Landlord hereby acknowledges that Tenant shall have a Renewal Option, as set forth in Addendum II of the Lease, for the entire Premises (including the Expansion Premises).

       4.  Base Rent: Effective as of the Delivery Date, the Base Rent for the
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           Premises shall be as follows:

                  Months                                   Rent/Mo/NNN
                  ------                                   -----------

                  Delivery Date - December 31, 2001          $51,600
                  January 1, 2002 - August 31, 2002          $51,900
                  September 2, 2002 - December 31, 2002      $53,100
                  January 1, 2003 - December 31, 2003        $53,400
                  January 1, 2004 - April 30, 2004           $53,700
                  May 1, 2004 - December 31, 2004            $54,900
                  January 1, 2005 - December 31, 2005        $55,200

       5.  Triple Net Expenses: Effective as of the Delivery Date, Tenant's
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           Proportionate Share of the Project shall be 31.25% and Tenant's
           Proportionate Share of the Building shall be 100%. The estimated 2001 monthly base year triple net expenses per square foot payable during the Term are summarized as follows:

                  Real Estate Taxes                        $0.130
                  Common Area Maintenance                   0.054
                  Management Fee                            0.012
                  Insurance                                 0.004
                                                            -----
                  TOTAL                                    $0.200 per sq. ft.
                                                            per month

       6.  Improvements: Landlord, at Landlord's sole expense, shall deliver the
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           Expansion Premises to Tenant with the following improvements, as per
           Landlord's commercially reasonable standards (the "Improvements"), fully completed:

                  .  Paint interior walls;

                  .  Install new carpet in office area;

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                . Install new sheet vinyl flooring in restrooms; and
                . Create one or two cased openings to the Existing Premises in locations mutually agreed upon by Landlord and Tenant.

        7.  Security Deposit: An additional Security Deposit of $34,000 shall be
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            required and is due upon execution of the First Amendment. This amount, in addition to the existing $45,000 Security Deposit, brings the total Security Deposit amount to $79,000. Said sum shall be refunded at the expiration of the Term, as set forth in the Lease.

        8.  Limitation of Liability of Trustees, Shareholders, and Officers of
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            ProLogis Trust: Any obligation or liability whatsoever of ProLogis
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            Trust, a Maryland real estate investment trust, which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be hand to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of the contract, tort or otherwise.

        9.  Brokers Commissions: The payment of any brokers' commissions arising
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            from or related to this First Amendment shall be the sole
            responsibility of the Landlord.

        10. Ratification; Conflict: Except as set forth in Paragraphs 1 through
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            9 above, the terms of the Lease remain unchanged and Landlord and
            Tenant hereby ratify and confirm all of said unchanged terms of the Lease. In the event of any conflict between the Lease and this First Amendment, the terms of this First Amendment shall govern.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the date first written above.


LANDLORD:                               TENANT:

ProLogis Limited Partnership,           At Road, Inc., a Delaware corporation
a Delaware Limited Partnership

By:    /s/ Ned K. Anderson              By:  /s/ Krish Panu
   ---------------------------             -----------------------------
           Ned K. Anderson

Its:     Managing Director              Its:         President
                                            ----------------------------

Date:         3/8/01                    Date:         3-05-01
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